SUBSCRIPTION AGREEMENT

Dear Biogold Fuels Corporation:

1.                                                                      _____________________ hereby subscribes for                     ____________________ Shares of Common Stock (the “Shares”) of Biogold Fuels Corporation (the “Company”) at a purchase price of $0.50 per Share for a total purchase price of $               ______       (the “Subscription Purchase Price”). The Subscription Purchase Price is deemed paid in cash at time of issuance of the Shares.

2. I understand that the Company reserves the right to reject, in whole or in part, any offer to subscribe, for any reason whatsoever, and that no subscription may be withdrawn once made.

3. I understand that once accepted by the Company, the proceeds will be used by the Company for general working capital, overhead and operating purposes. I further understand that no assurance can be given as to the Company’s ability to access capital as and when required.

4. I represent that: (a) my commitment to all investments is reasonable in relation to my net worth; (b) I have the requisite knowledge or have relied upon the advice of my own counsel, accountants or others, each of whom qualifies as an Investor Representative with regard to all of the considerations involved in making this subscription; (c) I will be acquiring the Shares of the Company for investment and not with a view for resale or distribution of the Shares; (d) I am aware that the right to transfer the Shares is restricted in accordance with state and federal securities laws; (e) I have the financial ability to bear the economic risk of the investment in the Company (including the complete loss of the entire investment), adequate means of providing for my current and anticipated needs and personal contingencies, and no need for liquidity with respect to my investment in the Company; (f) my overall commitment to investments which are not readily marketable is not disproportionate to my net worth and my investment in Shares of the Company will not cause such overall commitment to become excessive; (g) I am an “accredited investor” as defined in Regulation D promulgated under the Securities Act; (h) I acknowledge that the Company will require additional capital and financing and that it does not currently have a binding commitment for the required capital or financing; (i) the per-share purchase price of the shares of Shares was arbitrarily established by the Company without the benefit of independent appraisal and I may experience substantial dilution to my investment; (j) I understand that the Company may offer instruments to strategic investors which may be granted preferences and rights senior and superior to the shares of Shares; (k) I acknowledge that the Company’s shares of Common Stock are not trading over any recognized exchange or at all, and accordingly, the Shares being purchased hereunder are considered by me to be non-tradeable and illiquid and no assurance can be given as to when, if at all, its Shares will be traded; (l) additional capital will be required by the Company to implement its business objectives. The Company may be unable to raise such required capital on favorable or timely terms or at all; (m) if the Company can raise additional capital it will result in the sale of additional common or preferred stock of the Company, and will result in dilution to the interests of the subscriber hereunder.

5. I have relied upon my own independent investigation in connection with this subscription. I have had access to all the following information:

(a) All books and financial records of the Company and its subsidiary;

(b) All material contracts and documents relating to the Company and its subsidiary;

(c) All financial statements of the Company and its subsidiaries; and

(d) An opportunity to question each of the officers, directors, consultants and others affiliated with the Company and its subsidiaries.

6. I do not require a prospectus or full disclosure offering or private placement memorandum concerning the Company or its subsidiaries and I am relying upon my right of access to information and documents and right to ask questions in connection with the subscription hereunder.

7. By reason of my prior business and financial experience, I have the capacity to protect my own interest in connection with this subscription. The information set forth in this Subscription Agreement is accurate and complete in all respects. Furthermore, I am purchasing the Shares described in this Subscription Agreement with a view not to resale or otherwise distribute same, except in accordance with federal and state securities laws. I expressly represent that I am an “accredited investor” as defined by the rules and regulations under the Securities Act of 1933 and am a sophisticated and suitable investor for a development and early stage company, which is subject to a high degree of risk.

8. In the event that this subscription is accepted, in whole or in part, I request that the Certificates be registered in the name(s) printed below. Delivery will be made to the address printed below:

Subscriber Name: As it should appear on certificate
Subscriber Address:

ACCEPTANCE OF SUBSCRIPTION	Subscriber Signature
Biogold Fuels Corporation	.
Printed Name:
By:		Title:
Dated		Dated